Exhibit 8.1

LIST OF SUBSIDIARIES (EXHIBIT)

Entity	Jurisdiction of Incorporation	Business	Shareholding Directly And Indirectly 2019	Shareholding Directly And Indirectly 2018	Shareholding Directly And Indirectly 2017
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	98.81%	98.81%	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment banking	100.00%	100.00%	100.00%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100.00%	100.00%	100.00%
Renting Colombia S.A.S.	Colombia	Operating leasing	100.00%	100.00%	100.00%
Transportempo S.A.S.	Colombia	Transportation	100.00%	100.00%	100.00%
Valores Simesa S.A.	Colombia	Investments	67.11%	67.73%	68.57%
Inversiones CFNS S.A.S.	Colombia	Investments	99.94%	99.94%	99.94%
Pasarela Colombia S.A.S. (Before BIBA Inmobiliaria S.A.S.)	Colombia	Real estate broker	100.00%	100.00%	100.00%
Fondo de Capital Privado Fondo Inmobiliario Colombia. (The Bank's shareholding decreased during 2018 and 2019. However, It is defined as a Subsidiary, given the significant control and influence over the PA. Management Board is responsible for appointing the management staff and the employees of the PA are part of the Fiduciaria Bancolombia.)	Colombia	Real estate broker	49.96%	51.29%	63.47%
Fideicomiso "Lote Abelardo Castro".	Colombia	Mercantil trust	66.77%	67.39%	68.23%
Fideicomiso Lote Distrito Vera B1B2 (Investment effected in 2019)	Colombia	Mercantil trust	66.77%	-	-
Fideicomiso Lote Distrito Vera B3B4 (Investment effected in 2019)	Colombia	Mercantil trust	66.77%	-	-
Bancolombia Panamá S.A.	Panama	Banking	100.00%	100.00%	100.00%
Sistemas de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100.00%	100.00%	100.00%
Banagrícola S.A.	Panama	Investments	99.17%	99.16%	99.16%
Banistmo S.A.	Panama	Banking	100.00%	100.00%	100.00%
Banistmo Investment Corporation S.A.	Panama	Trust	100.00%	100.00%	100.00%
Financomer S.A.	Panama	Financial services	100.00%	100.00%	100.00%
Leasing Banistmo S.A.	Panama	Leasing	100.00%	100.00%	100.00%
Valores Banistmo S.A.	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Banistmo Panamá Fondo de Inversión S.A. (Before Suvalor Panamá Fondos de Inversión S.A.)	Panama	Holding	100.00%	100.00%	100.00%
Fondo Renta Fija Valor, S.A. (Before Suvalor Renta Fija Internacional Largo Plazo S.A. Investment; This company not consolidated during 2019 because it does not meet control requirements)	Panama	Investment fund	-	100.00%	100.00%

Suvalor Renta Fija Internacional Corto Plazo S.A.	Panama	Collective investment fund	100.00%	100.00%	100.00%
Suvalor Renta Variable Colombia,S.A. (Investment consolidated by Banistmo during 2019)	Panama	Collective investment fund	100.00%	-	-
Banistmo Capital Markets Group Inc.(Non-operational stage)	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Anavi Investment Corporation S.A. (Non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Desarrollo de Oriente S.A. (Non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Steens Enterpresies S.A. (Non-operational stage)	Panama	Portfolio holder	100.00%	100.00%	100.00%
Ordway Holdings S.A. (Non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Van Dyke Overseas Corp. (Investment liquidated during 2018)	Panama	Real estate broker	-	-	100.00%
Inmobiliaria Bickford S.A. (Investment liquidated during 2018)	Panama	Real estate broker	-	-	100.00%
Williamsburg International Corp. (Investment liquidated during 2018)	Panama	Real estate broker	-	-	100.00%
Grupo Agromercantil Holding S.A.	Panama	Holding	60.00%	60.00%	60.00%
Banco Agrícola S.A.	El Salvador	Banking	97.36%	97.36%	97.36%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.37%	97.37%	97.37%
Credibac S.A. de C.V.	El Salvador	Credit card services	97.36%	97.36%	97.36%
Valores Banagrícola S.A. de C.V.	El Salvador	Securities brokerage	98.89%	98.89%	98.89%
Inversiones Financieras Banco Agrícola S.A IFBA	El Salvador	Investments	98.89%	98.89%	98.89%
Gestora de Fondos de Inversión Banagrícola S.A.	El Salvador	Administers investment funds	98.89%	98.89%	98.89%
Arrendamiento Operativo CIB S.A.C.(Investment sold during 2019)	Peru	Operating leasing	-	100.00%	100.00%
FiduPerú S.A. Sociedad Fiduciaria (Investment sold during 2019)	Peru	Trust	-	98.81%	98.81%
Fondo de Inversión en Arrendamiento Operativo - Renting Perú (Investment liquidated during 2018)	Peru	Car Rental	-	-	100.00%
Capital Investments SAFI S.A. (Investment liquidated during 2018)	Peru	Trust	-	-	100.00%
Leasing Perú S.A. (Investment liquidated during 2018)	Peru	Leasing	-	-	100.00%
Banagrícola Guatemala S.A. (Investment liquidated during 2018)	Guatemala	Outsourcing	-	-	99.16%
Banco Agromercantil de Guatemala S.A.	Guatemala	Banking	60.00%	60.00%	60.00%
Seguros Agromercantil de Guatemala S.A.	Guatemala	Insurance company	59.17%	59.17%	59.17%
Financiera Agromercantil S.A.	Guatemala	Financial services	60.00%	60.00%	60.00%
Agrovalores S.A.	Guatemala	Securities brokerage	60.00%	60.00%	60.00%
Tarjeta Agromercantil S.A.(Investment liquidated during 2018)	Guatemala	Credit Card	-	-	60.00%
Arrendadora Agromercantil S.A.	Guatemala	Operating Leasing	60.00%	60.00%	60.00%
Agencia de Seguros y Fianzas Agromercantil S.A.	Guatemala	Insurance company	60.00%	60.00%	60.00%
Asistencia y Ajustes S.A.	Guatemala	Services	60.00%	60.00%	60.00%

Serproba S.A.	Guatemala	Maintenance and remodelling services	60.00%	60.00%	60.00%
Servicios de Formalización S.A.	Guatemala	Loans formalization	60.00%	60.00%	60.00%
Conserjeria, Mantenimiento y Mensajería S.A.	Guatemala	Maintenance services	60.00%	60.00%	60.00%
Media Plus S.A.(Investment liquidated during 2018)	Guatemala	Advertising and marketing	-	-	60.00%
Mercom Bank Ltd.	Barbados	Banking	60.00%	60.00%	60.00%
New Alma Enterprises Ltd.	Bahamas	Investments	60.00%	60.00%	60.00%
Bancolombia Puerto Rico Internacional Inc.	Puerto Rico	Banking	100.00%	100.00%	100.00%
Bancolombia Caymán S.A.	Cayman Islands	Banking	100.00%	100.00%	100.00%
Bagrícola Costa Rica S.A.	Costa Rica	Outsourcing	99.17%	99.16%	99.16%